As filed with the Securities and Exchange Commission on May 7, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EQUITRANS MIDSTREAM CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	83-0516635
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

625 Liberty Avenue, Suite 2000
Pittsburgh, PA	15222
(Address of principal executive offices)	(Zip Code)

Equitrans Midstream Corporation Employee Savings Plan

(Full title of the plan)

Stephen M. Moore

Senior Vice President and General Counsel

625 Liberty Avenue, Suite 2000

Pittsburgh, PA 15222

(Name and address of agent for service)

(412) 395-2688

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(4)	Amount to be registered (1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock (without par value)	2,000,000	$20.67	$41,340,000	$5,010.41

(1)             Represents 2,000,000 additional shares of common stock, no par value (Common Stock), of Equitrans Midstream Corporation (the Company) that may be offered or sold pursuant to the Equitrans Midstream Corporation Employee Savings Plan (the Plan).

(2)             Pursuant to Rule 416 of the Securities Act of 1933, as amended (the Securities Act), this Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.

(3)             Determined on the basis of the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on May 2, 2019 in accordance with Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act.

(4)             An indeterminate amount of plan interests to be offered or sold under the plan was previously registered on a Registration Statement on Form S-8 (File No. No. 333-228338), filed with the Securities and Exchange Commission on November 9, 2018, and incorporated by reference herein.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed in order to register an additional 2,000,000 shares of common stock, no par value (Common Stock), of Equitrans Midstream Corporation (the Company) that have been authorized and reserved for issuance under the Equitrans Midstream Corporation Employee Savings Plan (the Plan).  Pursuant to General Instruction E of Form S-8, the contents of the registration statement on Form S-8 previously filed by the Company with the Securities and Exchange Commission (the Commission) on November 9, 2018 (No. 333-228338), is hereby incorporated by reference, except to the extent supplemented, amended or superseded by information set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the Exchange Act), by the Company are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

•                      the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

•                      the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019;

•                      the Company’s Current Reports on Form 8-K, filed on January 10, 2019, January 22, 2019, February 8, 2019, February 14, 2019 (Item 1.01), February 22, 2019, March 15, 2019, March 19, 2019, April 1, 2019, and April 10, 2019 (in each case, other than documents or information that is furnished and deemed not to have been filed as indicated therein); and

•                      the description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 10 initially filed with the Commission on August 10, 2018, as amended by Amendment No. 1 filed on September 25, 2018, Amendment No. 2 filed on October 18, 2018 and Amendment No. 3 filed on October 24, 2018.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Company or the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such document.

Item 8. Exhibits.

Exhibit No.	Description

5.1	Opinion of McGuireWoods LLP (filed herewith).

23.1	Consent of Ernst & Young LLP (filed herewith).

23.2	Consent of McGuireWoods LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included in signature page of this Registration Statement).

The Company undertakes that it will submit or has submitted the Plan and any amendments thereto to the U.S. Internal Revenue Service (IRS) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9. Undertakings.

A.    The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a)   To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on May 7, 2019.

Equitrans Midstream Corporation

By:	/s/ Kirk R. Oliver
Name:	Kirk R. Oliver
Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Thomas F. Karam, Kirk R. Oliver and Stephen M. Moore, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 7, 2019.

Signature	Title

/s/ Thomas F. Karam	President, Chief Executive Officer (Principal Executive Officer) and Director
Thomas F. Karam

/s/ Kirk R. Oliver	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Kirk R. Oliver

/s/ Phillip D. Swisher	Vice President and Chief Accounting Officer (Principal Accounting Officer)
Phillip D. Swisher

/s/ Vicky A. Bailey	Director
Vicky A. Bailey

/s/ Kenneth M. Burke	Director
Kenneth M. Burke

/s/ Margaret K. Dorman	Director
Margaret K. Dorman

/s/ David L. Porges	Chairman
David L. Porges

/s/ Norman J. Szydlowski	Director
Norman J. Szydlowski

/s/ Robert F. Vagt	Director
Robert F. Vagt